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                                                                 Exhibit (p)(31)
                                                                   NOVEMBER 2003


                      ING INVESTMENT MANAGEMENT - NEW YORK
               CODE OF ETHICS FOR ADVISERS TO INVESTMENT COMPANIES
                           LAST REVISED NOVEMBER 2003

          All employees, officers and directors of the Advisers are subject to the ING Furman Selz Asset Management LLC ("IFSAM") Compliance Manual, including Sections 5 and 6 which address confidential information, insider trading and personal securities transactions.

          In addition, pursuant to provisions of Rule 17j-1 under the Investment Company Act of 1940, (the "1940 Act"), ING Investment Management - New York ("IIM-NY") has adopted this Code of Ethics to specify and prohibit certain types of transactions involving an Investment Company deemed to create actual conflicts of interest, the potential for conflicts, or the appearance of conflicts, and to establish reporting requirements and enforcement procedures. This Code of Ethics applies to all Access Persons and Investment Personnel of the Advisers, as defined herein.

I.        STATEMENT OF GENERAL PRINCIPLES

          In recognition of the trust and confidence placed in the Adviser by the Investment Companies and to give effect to the Adviser's belief that its operations should be directed to the benefit of the Investment Companies, the Adviser hereby adopts the following general principles to guide the actions of its employees, officers, and directors:

          (1) The interests of the Investment Companies are paramount. All of the Adviser's personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the Investment Companies before their own.

          (2) All personal transactions in Securities by the Adviser's personnel must be accomplished so as to avoid a conflict of interest on the part of such personnel with the interests of any Investment Company.

          (3) All of the Adviser's personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to an Investment Company, or that otherwise bring into question the person's independence or judgment.

          In general, the IFSAM Compliance Manual requires employee and employee-related accounts to be maintained at Bear, Stearns Securities Corp. If Approval is granted by the IIM-NY Compliance Department to maintain an account elsewhere, arrangements must be made to have duplicate confirmations and monthly statements records sent directly to the IIM-NY Compliance Department. The IIM-NY Compliance Department may, in its discretion, authorize receipt of other account records in lieu of confirmation and statements.

II.       DEFINITIONS

          (1) "Access Person" shall mean (i) each director, officer or general partner of the Investment Company or Adviser, (ii) each employee of the Investment Company or Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by an Investment Company, or whose functions relate to making any recommendations with respect to such purchases or sales, and
               (iii) any natural person in a control relationship to the Adviser or an Investment Company who obtains information concerning recommendations made with respect to the purchase or sale of a Security by an Investment Company. (Exhibit A sets forth a list of current Access Persons).

          (2) "Adviser" means a registered investment adviser that is a subsidiary of IFSAM and advises or sub-advises an Investment Company.

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          (3)  "Affiliated Account" means any account which is affiliated with the Adviser.

          (4) "Beneficial Ownership" of a Security is interpreted in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any Securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of Securities held by (i) his or her spouse or minor children, (ii) a relative who shares his or her home, or (iii) other persons by reason of any contract, arrangement, understanding, or relationship that provides him or her with sole or shared voting or investment power over the Securities held by such person.

          (5)  "Control" shall have the same meaning as that set forth in
               Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such Securities control over the company. This is a rebuttable presumption, and it may be countered by the facts and circumstances of a given situation.

          (6)  "IFSAM" means ING Furman Selz Asset Management LLC.

          (7) "IIM-NY" means ING Investment Management - New York (branding name for IFSAM).

          (8) "Investment Company" means an investment company registered under the 1940 Act for which the Adviser acts as adviser or sub-adviser.

          (9) "Investment Personnel" means (i) all Access Persons who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Investment Company; and (ii) any natural person who controls the Adviser or Investment Company and who obtains information concerning recommendations made to the Investment Company. (Exhibit B sets forth a list of current Investment Personnel for Investment Companies).

          (10) An Access Person's "Personal Account" means any Securities Account in which such Access Person has direct or indirect Beneficial Ownership (excluding accounts for limited partnerships or other pooled investment vehicles in which such person is an investor along with unrelated third parties and holds a minority interest in the vehicles).

          (11) "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

          (12) "Security" shall have the same meaning as that set forth in
               Section 2(a)(36) of the 1940 Act, except that it shall not include obligations of the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreement) and shares of registered open-end mutual funds.

          (13) A "Security held or to be acquired" by an Investment Company means any Security which, within the period stated under Rule 17j-1 under the 1940 Act, (i) is or has been held by an Investment Company; or (ii) is being or has been considered by the Adviser for purchase by an Investment Company; and (iii) and option to purchase or sell, and any security convertible into or exchangeable for a security.

          (14) A Security is "being purchased or sold" by an Investment Company from the time when a recommendation has been communicated to the person who places the buy and sell orders for an Investment Company until the time when such program has been fully completed or terminated.

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          (15) The designated "Review Officers" are Mark Viani, Salvatore
               DiCostanzo, Gerald Lins, Scott Barber, Gina Furie and Katie Harkelroad.

III.      PROHIBITED PURCHASES AND SALES OF SECURITIES

          (1) No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Investment Company:

               (A) employ any device, scheme, or artifice to defraud such Investment Company;

               (B) make to such Investment Company any untrue statement of a material fact or omit to state to such Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (C) engage in any act, practice or course of business that would operate as a fraud or deceit upon such Investment Company; or

               (D) engage in any manipulative practice with respect to such Investment Company.

          (2) Subject to Sections IV(3) and IV(4) of this Code, no ACCESS PERSON may purchase or sell, directly or indirectly, any Security in which he or she had or by reason of such transaction acquired any Beneficial Ownership, within 24 HOURS (7 CALENDAR DAYS, in the case of Access Persons who are also INVESTMENT PERSONNEL) before or after the time that the same (or a related) Security is being purchased or sold by any Investment Company. These restrictions include selling short or buying puts in any such security, except for bona fide short against-the-box transactions which have been approved by a Review Officer. Any profits realized on trades within the proscribed periods will be disgorged to the Investment Company or Investment Companies on a pro rata basis.

          (3) No Access Person may acquire Securities as part of an initial public offering without the specific, prior written approval of the IIM-NY Compliance Department.

          (4) No Access Person shall purchase a Security offered in a private placement without the specific, prior written approval of the IIM-NY Compliance Department.

IV.       PRE-CLEARANCE OF TRANSACTIONS

          (1) Except as provided in Section IV(3), each Access Person must pre-clear each proposed transaction in Securities with a Review Officer prior to proceeding with the transaction. No transaction in Securities shall be effected without the prior approval of a Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to Section IV(4), below. Preclearance of a Securities transaction is valid for 24 hours.

          (2) In determining whether to grant approval for the purchase of a Security offered in a private placement, the Review Officer shall take into account, among other factors, whether the investment opportunity should be reserved for an Investment Company, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser.

          (3) The preclearance requirements of Section IV(1) shall not apply to the following transactions:

               (A) Purchases or sales over which the Access Person has no direct or indirect influence or control (including purchases or sales in any account of an Access Person which is managed on a discretionary basis by a person other than the Access Person).

               (B) Purchases or sales that are non-volitional on the part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a BONA FIDE margin call.

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               (C)  Purchases that are part of an automatic dividend
                    reinvestment plan.

               (D) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

               (E) Transactions in an Affiliated Account by Investment Personnel which are in the same (or related) Securities purchased or sold for an Investment Company during the blackout period referred to in III (2) above, as long as such Investment Company receives the best execution price during any given day and as long as the IIM-NY Compliance Department reasonably determines that such transactions do not violate the Investment Company's trade allocation procedures.

          (4) The following transactions shall be entitled to clearance by the Review Officers:

               (A) Transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Investment Company and which are otherwise in accordance with Rule l7j-l. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security that is being considered for purchase or sale by an Investment Company (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion. Such transactions would also normally include purchase or sale orders entered by an Access Person within the Blackout Period referred to in Section III(2) above, where: (a) such orders are entered prior to entry of an order to purchase or sell the same (or a related) Security for any Investment Company, and (b) the Access Person did not make or participate in making an investment recommendation or investment decision on behalf of the Investment Company.

               (B) Purchases or sales of Securities that are not eligible for purchase or sale by any Investment Company as determined by reference to the 1940 Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the Investment Company and any undertakings made to regulatory authorities.

               (C) Transactions which receive prior written approval of a Review Officer that such Review Officer, after consideration of all the facts and circumstances, determines to be in accordance with Section III and to present no reasonable likelihood of harm to an Investment Company.

V.        ADDITIONAL RESTRICTIONS AND REQUIREMENTS

          (1) No Investment Personnel shall accept a position as a director, trustee or general partner of a private or publicly traded company unless the acceptance of such position has been approved by the IIM-NY Compliance Department as consistent with the interests of the Investment Company.

          (2) Each Access Person must direct each brokerage firm or bank at which the Access Person maintains a Securities account to promptly send duplicate copies of such person's account statement and brokerage confirmations (or other acceptable account records) promptly to the IIM-NY Compliance Department. Compliance with this provision for persons who maintain accounts other than at Bear, Stearns Securities Corp. can be effected by the Access Person by providing duplicate copies of all such statements and confirmations directly to the Compliance Department within two business days of receipt by the Access Person.

          (3) Each Access Person must provide to the IIM-NY Compliance Department a complete listing of all Securities owned by such person at the time the individual first becomes an Access Person, and annually thereafter. Any initial listing must be submitted within 10 days of the date upon which such person first became an Access Person of the Adviser. Such listing may be

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               provided by monthly brokerage statements and must include all information required by Rule 17j-1.

VI.       REPORTING OBLIGATION

          (1) The Adviser shall create and thereafter maintain a list of all Access Persons and Investment Personnel.

          (2) Each Access Person shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. The IIM-NY Compliance Department shall review reports, no less than monthly of the trading activity of all Access Persons. Trading reports shall also be reviewed for each Review Officer with respect to his or her own personal Securities transactions by an officer designated to receive his or her reports ("Alternate Review Officer"), who shall act in all respects in the manner prescribed herein for such Review Officer.

          (3)  Trading reports shall contain the following information:

               (A) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

               (B) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

               (C)  The price at which the transaction was effected;

               (D) The name of the broker, dealer, or bank with or through whom the transaction was effected; and

               (E)  The date of the report.

          (4) Every Access Person shall report the name of any publicly-traded company (or any company anticipating a public offering of its equity Securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company's outstanding shares.

          (5) Every Access Person who owns Securities acquired in a private placement shall disclose such ownership to the IIM-NY Compliance Department if such person is involved in any subsequent consideration of an investment in the issuer by an Investment Company. The Adviser's decision to recommend the purchase of such issuer's Securities to any Investment Company will be subject to independent review by Investment Personnel with no personal interest in the issuer and by the IIM-NY Compliance Department.

          (6)  Every Access Person shall certify annually that he or she:

               (A)  has read and understands this Code;

               (B)  recognizes that he or she is subject to the Code;

               (C)  has complied with the Code; and

               (D) has disclosed and reported all personal Securities transactions required to be disclosed or reported.

VII.      REVIEW AND ENFORCEMENT

          (1) The IIM-NY Compliance Department shall compare all reported personal Securities transactions with completed portfolio transactions of the Advisory Clients and a list of Securities being considered for purchase or sale by the Adviser to determine whether a violation of this Code may have occurred. Before making any determination that a violation

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               has been committed by any person, the IIM-NY Compliance
               Department shall give such person an opportunity to supply additional explanatory material.

          (2) If the IIM-NY Compliance Department determines that a violation of this Code may have occurred, the employee shall submit his or her written determination, together with the monthly report and any additional explanatory material provided by the individual, to the IIM-NY Compliance Department, who shall make an independent determination as to whether a violation has occurred.

          (3) If the IIM-NY Compliance Department finds that a violation has occurred, the IIM-NY senior management shall impose upon the individual such sanctions deemed appropriate.

          (4) No person shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction against himself.

VIII.     RECORDS

          The Adviser shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

          (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          (2) A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (3) A copy of each monthly report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

IX.       MISCELLANEOUS

          (1) All reports of Securities transactions and any other information filed with the Adviser pursuant to this Code shall be treated as confidential.

          (2) The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

          (3) The IIM-NY Compliance Department shall report to the Adviser and to the Board of Trustees of each Investment Company at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code. If required, the IIM-NY Compliance Department of the Adviser shall also provide a Certification to the Board of Trustees of each Investment Company that the Adviser has adopted such procedures as are reasonably necessary to prevent violations of this Code.

Originally Adopted: 9/12/96
Last Amended: 11/06/2003

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                            EXHIBIT A-ACCESS PERSONS

Abitbol, Shawn
Alver, Victor
Barber, Scott
Barrett, Ben
Barsuhn, Glenn
Bernardi, Paul
Bernhard, Yvonne
Biancardo, Nick
Boundy, Jeff
Bridge, Robyn
Campbell, David
Carlin, John
Carlington, Jay
Cavazzi, Ken
Chertock, Jeff
Cicero, Greg
Cimilluca, Edward
Cronk, Karen
Crouse, Jeff
Currimjee, Rishaad
Delfino, Mike
Delin, Philip
Dhont, Geert
DiCostanzo, Salvatore
Dixon, Debbie
Donnelly, Tom
Duffy, Maureen
Erlandsen, Jodi
Farnham, Rob
Foo, Sam
Fox, Michael
Furie, Gina
Gendler, Larry
Gillin, Paul
Gillis, Andrew
Goldsmith, Scott
Grubbs, Gerald
Gundlach, Andrew
Gyra, Paul
Healy, Roseann
Hernandez, Martha
Houghton, Lindsey
Huang, Chloe
Iannarelli, Mark
Ivanov, Pilar
Jacobsen, Erik
Jamo, Bob
Jones, Adrian
Kass, Michael
Kelly, Kristopher

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Kennedy, Bill
Kilbride, Rick
Kramer, Melanie
Lambeth, Tate
Lancaric, Gene
Laplant, Mike
Lauber, Rachel
Lee, Ji Hyon
Lins, Gerald
Long, Richard
Lurie, Wendy
Magilligen, Eileen
Maietta, Donna
Martin, Brian
McCormack, Jeffrey
McDermott, Kelly
McGann, Thomas
Meyer, Christina
Monaghan, Ken
Montague, Lisa
Moore, Arthur
Monaco, Rob
Morosani, John
Palmer, Cindy
Phillips, Nicole
Piacentino, Christine
Powers, Gregg
Prager, Wendy
Price, Matt
Reedy, Renee
Reyes, Omar
Ricketts, Jen
Rosen, Michael
Ross, Kristy
Ross, Paul
Sacco, Tara
Schonbrunn, Bob
Segars, Alan
Spina, Mark
Speight, Jeff
Tauber, Marc
Tolino, Toby
Tomaino, Jennifer
Toy, Sam
Tucker, David
Tuzza, Jake
Varricchio, Louis
Verga, Angela
Viani, Mark
Wong, Carol
Wright, Dawn
Yao, Grace

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                                                                   NOVEMBER 2003

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                 EXHIBIT B-ADVISORY CLIENTS/INVESTMENT PERSONNEL

ING Funds Trust-National Tax-Exempt Bond Fund
Consulting Group Capital Markets Funds: Small Capitalization Value Equity Investments Fund
SEI Institutional Managed Trust (High Yield Bond Fund)
SEI Institutional Investments Trust (High Yield Bond Fund)


Cimilluca, Ed
Cronk, Karen
Dhont, Geert
Foo, Sam
Gillin, Paul
Iannarelli, Mark
Jones, Adrian
Kass, Michael
Kilbride, Rick
Laplant, Mike
McCormick, Jeff
Monaghan, Ken
Montague, Lisa
Morosani, John
Reyes, Omar
Ross, Paul
Schonbrunn, Bob
Segars, Alan
Speight, Jeff
Tauber, Marc
Tolino, Toby
Toy, Sam
Viani, Mark

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                              ANNUAL CERTIFICATION

          I certify that I have read the ING Investment Management - New York Code of Ethics for Advisers to Investment Companies dated November 2003 ("Code of Ethics"):

1.        I understand the contents of the Code of Ethics.

2. I recognize that I am subject to the provisions of the Code of Ethics and have complied with such provisions.

3. Since January 1, 2003 or my date of hire by IIM-NY, whichever is later, I have disclosed and reported all personal securities transactions required to be disclosed and reported under the Code of Ethics.


                                              ---------------------------
                                              Signature of Access Person


                                              ---------------------------
                                              Print Name


                                              ---------------------------
                                              Date